SUB-ITEM 77M: Mergers

MERGERS EFFECTIVE APRIL 27, 2015
	Acquired Fund	Acquiring Fund (Survivor)	Board Approval Received	Shareholder Approval Received	Additional Details in the Plan of Reorganizations included in this filing and also in each definitive proxy/information statement filed with the SEC
1	JNL/Mellon Capital Optimized 5 Fund	JNL/Mellon Capital JNL 5 Fund	Yes	Yes	Accession No.: 0001072428-15-000015 (2/26/2015)
2	JNL/Mellon Capital Value Line 30 Fund	JNL/Mellon Capital S&P 24 Fund	Yes	No, pursuant to exemptive relief (Investment Company Act Release No. 29836)	Accession No.: 0001072428-15-000019 (3/5/2015)